Exhibit (b)(2)

GOLDMAN SACHS BANK USA

GOLDMAN SACHS LENDING PARTNERS LLC
200 West Street
New York, New York   10282-2198

PERSONAL AND CONFIDENTIAL

May 26, 2017

The addressees listed on Schedule I  hereto.

Thermo Fisher Scientific Inc.

168 Third Avenue
Waltham, Massachusetts 02454

Project Panama

Supplemental Commitment Letter

$7.3 Billion Bridge Facility

Ladies and Gentlemen:

Reference is made to the Commitment Letter dated May 15, 2017 (the “Commitment Letter”; capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter) addressed by Goldman Sachs Bank USA (“Goldman”) and Goldman Sachs Lending Partners LLC (“GSLP”, together with Goldman, “Goldman Sachs”) to Thermo Fisher Scientific Inc. (the “Borrower”).  This supplemental commitment letter (“Supplemental Commitment Letter”) sets forth the understanding of the parties hereto regarding the commitment of each party identified on the signature pages hereof as an “Supplemental Commitment Party” (each a “Joining Party”) in the financing of the Bridge Facility.

Each Joining Party hereby commits to provide, on a several but not joint basis, the principal amount of the Bridge Facility set forth opposite its name on Schedule I to this Supplemental Commitment Letter (each such commitment of each Joining Party, an “Supplemental Commitment”), and each Joining Party agrees to be bound as a Commitment Party pursuant to the Commitment Letter on the same terms and conditions as are applicable to Goldman Sachs’s commitment in respect of the Bridge Facility under the Commitment Letter.  Goldman’s and GSLP’s commitments under the Commitment Letter in respect of the Bridge Facility (which are also several and not joint) shall be reduced by the amount of the Supplemental Commitment of each Joining Party with respect to the Bridge Facility upon execution of this Supplemental Commitment Letter by each of the parties hereto, so that, after giving effect to such reduction, the commitments of Goldman and GSLP under the Commitment Letter in respect of the Bridge Facility shall be $2,190 million and $0, respectively.

Each Joining Party agrees that syndication of the Bridge Facility shall be managed by Goldman as provided in the Commitment Letter until Goldman determines that the Bridge Facility has been fully syndicated.  Additionally, it is agreed that Bank of America, N.A. or its designated affiliate shall act as syndication agent with respect to the Bridge Facility (in such capacity, the “Syndication Agent”).

As consideration for each Joining Party’s Supplemental Commitment and agreements to perform the services described in the Commitment Letter, the Borrower agrees to pay (or cause to be paid) to each Joining Party the nonrefundable fees set forth in a separate fee letter (the “Supplemental Fee Letter”) executed by each of the parties hereto, dated as of the date hereof.

Each party hereto confirms that each Joining Party shall be deemed to be a “Commitment Party” and a “Lender” as each of such terms is used in the Commitment Letter and, subject to the next succeeding paragraph, that all provisions expressly applicable to a Commitment Party therein shall apply to each Joining Party as if it were a party to the Commitment Letter, and that the Supplemental Fee Letter shall be considered a “Fee Letter” for purposes of the Commitment Letter.  In addition, each party thereto confirms that each Joining Party shall be a beneficiary of all representations and warranties made by, and agreements and obligations of, the Borrower in the Commitment Letter to the same extent as the same are applicable to the other Commitment Parties, Lenders and agents, as applicable, including, without limitation, the conditions set forth in the Commitment Letter and the indemnity obligations set forth in the Commitment Letter.  For the avoidance of doubt, this Supplemental Commitment Letter is subject to the compensation, confidentiality, reimbursement, affiliate activities, absence of fiduciary relationship, governing law, waiver of jury trial, venue and indemnification provisions of the Commitment Letter. Following the execution and delivery of this Supplemental Commitment Letter by each of the parties hereto, the Commitment Letter and this Supplemental Commitment Letter shall be construed as a single instrument to the extent necessary to give effect to the provisions hereof and thereof.

To the extent that certain provisions of the Commitment Letter are subject to the consent or satisfaction of the Lead Arranger, or to the extent that such provisions refer to Goldman or GSLP in their individual capacities, it is understood that such provisions will be subject to the consent or satisfaction of the Lead Arranger only, or to Goldman or GSLP in such individual capacities, as applicable.  In addition to the extent that certain provisions of the Commitment Letter are subject to the consent or satisfaction of the “Commitment Parties”, it is understood that such provisions will be subject to the consent or satisfaction of Goldman Sachs, only, acting on behalf of, among others, each Joining Party.

As you know, Goldman, Sachs & Co. has been retained by the Company (or one of its affiliates) as financial advisor (in such capacity, the “Financial Advisor”) in connection with the Acquisition. Each of the parties hereto agrees to such retention, and further agrees not to assert any claim it might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of the Financial Advisor and, on the other hand, Goldman and Goldman affiliates’ relationships with each other party hereto as described and referred to herein or in the Commitment Letter.

This Supplemental Commitment Letter may not be amended or waived except by an instrument in writing signed by each party hereto.  Subject to the second preceding paragraph, the Borrower and Goldman Sachs agree that no amendment, waiver, supplement or other modification to the Commitment Letter (other than any additional Supplemental Commitment Letter entered into by Goldman Sachs) shall be entered into unless each Joining Party shall have consented thereto in writing.  This Supplemental Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Supplemental Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  For the avoidance

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of doubt, Goldman Sachs and each Joining Party agree that the Supplemental Commitment of each Joining Party under this Supplemental Commitment Letter supersedes any commitment with respect to the Bridge Facility included in any commitment advice letter or similar writing agreement delivered by such Joining Party to Goldman Sachs prior to the date hereof with respect to such Bridge Facility.

Any documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including Patriot Act, requested by any Joining Party in connection with the Bridge Facility shall be requested by such Joining Party through the Lead Arranger at least 10 business days prior to the Closing Date, and the Lead Arranger shall request such information on behalf of such Joining Party pursuant to the terms of the Commitment Letter.

This Supplemental Commitment Letter shall not be assignable by any Joining Party without the prior written consent of the other parties hereto.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us executed counterparts hereof together, if not previously executed and delivered, with the Supplemental Fee Letter, not later than 5:00 p.m., New York City time, on May 26, 2017.  No Joining Party’s Supplemental Commitment herein will become effective unless we have received all such executed counterparts in accordance with the immediately preceding sentence.

[Signature Pages Follow]

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Very truly yours,

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Supplemental Commitment Letter]

Accepted and agreed to as of
the date first written above by:

BANK OF AMERICA, N.A.,

as Supplemental Commitment Party

By:	/s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

[Signature Page to Supplemental Commitment Letter]

Accepted and agreed to as of
the date first written above by:

BARCLAYS BANK PLC,

as Supplemental Commitment Party

By:	/s/ May Huang
Name: May Huang
Title: Assistant Vice President

[Signature Page to Supplemental Commitment Letter]

Accepted and agreed to as of
the date first written above by:

CITIBANK, N.A.,

as Supplemental Commitment Party

By:	/s/ Pranjal Gambhir
Name: Pranjal Gambhir
Title: Vice President

[Signature Page to Supplemental Commitment Letter]

Accepted and agreed to as of
the date first written above by:

HSBC BANK USA, N.A.,

as Supplemental Commitment Party

By:	/s/ Elizabeth Peck
Name: Elizabeth Peck
Title: Director

[Signature Page to Supplemental Commitment Letter]

Accepted and agreed to as of
the date first written above by:

JPMORGAN CHASE BANK, N.A.,

as Supplemental Commitment Party

By:	/s/ Dawn Lee Lum
Name: Dawn Lee Lum
Title: Executive Director

[Signature Page to Supplemental Commitment Letter]

Accepted and agreed to as of
the date first written above by:

MIZUHO BANK, LTD.,

as Supplemental Commitment Party

By:	/s/ Kevin R. Holmes
Name: Kevin R. Holmes
Title: Managing Director

[Signature Page to Supplemental Commitment Letter]

Accepted and agreed to as of
the date first written above by:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Supplemental Commitment Party

By:	/s/ Brian McNany
Name: Brian McNany
Title: Director

[Signature Page to Supplemental Commitment Letter]

Accepted and agreed to as of
the date first written above by:

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Anthony H. Smith
Name: Anthony H. Smith
Title: Vice President, Tax and Treasury and Treasurer

[Signature Page to Supplemental Commitment Letter]

Schedule I

Supplemental Commitments

Joining Party	Supplemental Commitment ($mm)
Bank of America, N.A.	$1,168.00
Barclays Bank PLC	657.00
Citibank, N.A.	657.00
HSBC Bank USA, N.A.	657.00
JPMorgan Chase Bank, N.A.	657.00
Mizuho Bank, Ltd.	657.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	657.00